Exhibit 4.2

PDL BIOPHARMA, INC.

as Issuer

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SUPPLEMENTAL INDENTURE

Dated as of February 12, 2014

$300,000,000

4.00% Convertible Senior Notes due 2018

i

ii

iii

SUPPLEMENTAL INDENTURE, dated as of February 12, 2014 (this “Supplemental Indenture”), between PDL BioPharma, Inc., a Delaware corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”) under the Indenture dated as of February 12, 2014, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Original Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Original Indenture provides, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 10.01 of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 2.01 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “4.00% Convertible Senior Notes due 2018” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, Form of Fundamental Change Repurchase Notice and Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture by the Company have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture.

The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Original Indenture.

Section 1.02. Definitions.

Except as otherwise provided in this Supplemental Indenture, all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meaning herein as in the Original Indenture. To the extent terms defined herein differ from terms defined in the Original Indenture the terms defined herein will govern for purposes of this Supplemental Indenture and the Notes. For all purposes of this Supplemental Indenture and the Notes, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Interest” has the meaning specified in Section 5.02.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Bid Solicitation Agent” means the Company or an investment bank as may be appointed, from time to time, by the Company to solicit market bid quotations for the Notes in accordance with Section 4.01(a)(ii).

“Business Day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which the banking institutions in New York City are authorized or obligated by law or executive order to close or be closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

“close of business” means 5:00 p.m. (New York City time).

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as such shares of common stock exist on the date of this Supplemental Indenture, subject to Section 4.07.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion. The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(b).

“Conversion Notice” has the meaning specified in Section 4.02(b).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, in respect of each Note, as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” means, initially, 109.1048 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” has the meaning specified in Section 5.01.

“Daily Conversion Value” means, for each of the 60 consecutive Trading Days during the Settlement Averaging Period, one-sixtieth (1/60th) of the product of (i) the Conversion Rate multiplied by (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Settlement Amount,” for each of the 60 consecutive Trading Days during the Settlement Averaging Period, shall consist of:

(i) cash equal to the lesser of (x) one-sixtieth (1/60th) of $1,000 and (y) the Daily Conversion Value, and

(ii) if the Daily Conversion Value exceeds one-sixtieth (1/60th) of $1,000, a number of shares of Common Stock equal to (x) the difference between the Daily Conversion Value and one-sixtieth (1/60th) of $1,000, divided by (y) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” of the Common Stock, in respect of any Trading Day, means the per share volume-weighted average price on the Relevant Exchange as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PDLI <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined in a commercially reasonable manner by a nationally recognized independent investment banking firm retained for the purpose by the Company, using a volume-weighted average price method). The Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Definitive Notes” means Notes that are Definitive Securities and not a Global Security or otherwise in global form.

“Depositary” or “Depository” has the meaning set forth in the Original Indenture, which shall initially be DTC until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Effective Date” means (i) with respect to a Make-Whole Fundamental Change or a Fundamental Change (but without regard to the exclusion of transactions involving Publicly Traded Securities in the paragraph following clause (4) of the definition thereof), the date on which such Make-Whole Fundamental Change or Fundamental Change, as the case may be, occurs or becomes effective and (ii) as used in Section 4.04, the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, reflecting the relevant share split or share combination, as applicable.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market (used to determine the Last Reported Sale Price), regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Expiration Date” has the meaning specified in Section 4.04(e).

“Expiration Time” has the meaning specified in Section 4.04(e).

“Extension Period” has the meaning specified in Section 5.02.

“Filing Failure” has the meaning specified in Section 5.02.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(1) the Common Stock (or other common stock into which the Notes are convertible or American Depositary Shares representing such common stock) is not traded or quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(2) any person, including any syndicate or group deemed to be a “person” under Section 13(d) of the Exchange Act, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors (or the Company becomes aware that such a filing is required but has not been made), other than a filing by the Company, any of the Company’s wholly owned Subsidiaries or any of the Company’s employee benefit plans; or

(3) consummation of any binding share exchange, exchange offer, tender offer, consolidation or merger of the Company pursuant to which shares of the Company’s Capital Stock shall be converted into cash, securities or other property, or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or one or more of the Company’s wholly owned Subsidiaries (any such exchange, offer, consolidation, merger, transaction or series of transactions being referred to in this Supplemental Indenture as an “event”) other than any transaction:

(a)	that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

(b)	pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction with such holders’ proportional voting power immediately after such event being in substantially the same proportions as their respective voting power before such event; or

(c)	which is effected solely to change the Company’s jurisdiction of incorporation to another U.S. jurisdiction and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity; or

(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a Fundamental Change under clause (2) or clause (3) above shall not be deemed to have occurred (and the Company shall not be required to deliver the Fundamental Change Company Notice incidental thereto), as a result of a transaction described in clause (3) in which at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation or a conveyance, sale, transfer or lease otherwise constituting a Fundamental Change under clause (3)

above consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Notes become convertible into such consideration, subject to the provisions set forth under Section 4.03 of this Supplemental Indenture.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note that is a Global Security.

“Indenture” means the Original Indenture, as originally executed and as amended or supplemented from time to time by one or more indentures supplemental thereto applicable to the Notes, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Indenture, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Original Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Initial Dividend Threshold” has the meaning specified in Section 4.04(d).

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each February 1 and August 1 of each year, beginning on August 1, 2014.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Exchange. The Last Reported Sale Price shall be determined without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on the Relevant Exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” of the Common Stock shall be the average of the midpoint of the last bid and ask prices for the Common Stock on the relevant date from each of three U.S. nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition (including, for the avoidance of doubt, after giving effect to the paragraph immediately succeeding clause (4) of such definition), but without regard to subclause (3)(b) of such definition).

“Market Disruption Event” means (i) a failure by the Relevant Exchange to open for trading during its regular trading session on any Scheduled Trading Day or (ii) the occurrence or existence, prior to 1:00 p.m. (New York City time) on any Scheduled Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Measurement Period” has the meaning specified in Section 4.01(a)(ii).

“Merger Event” has the meaning specified in Section 4.07(a).

“Merger Valuation Percentage” for any Merger Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Merger Common Stock over the relevant Merger Valuation Period (determined as if references to “Common Stock” in the definition of “Last Reported Sale Price” were references to the “Merger Common Stock” for such Merger Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of the Common Stock over the relevant Merger Valuation Period.

“Merger Valuation Period” for any Merger Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Merger Event.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“open of business” means 9:00 a.m. (New York City time).

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture. “Paying Agent” has the meaning set forth in the Original Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Repurchase Price of, any Notes on behalf of the Company.

“Place of Payment” means, for purposes of the Notes, New York, New York.

“Publicly Traded Securities” means, in respect of a transaction or transactions described in clause (2) or clause (3) of the definition of Fundamental Change, shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or which shall be so traded when issued or exchanged in connection with such transaction or transactions.

“Reference Property” has the meaning specified in Section 4.07(a).

“Regular Record Date” means, with respect to the payment of interest on the Notes, the January 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on February 1 and the July 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on August 1.

“Relevant Exchange” means the NASDAQ Global Select Market or, if the Common Stock is not then listed on the NASDAQ Global Select Market, the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Settlement Averaging Period,” with respect to any Note, means the 60 consecutive Trading Day period beginning on, and including, the second Trading Day immediately following the related Conversion Date, except that “Settlement Averaging Period” means, with respect to any Note the Conversion Date for which occurs during the period beginning on, and including, August 1, 2017 and ending at the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity, the 60 consecutive Trading Day period beginning on, and including, the 62nd Scheduled Trading Day immediately preceding Stated Maturity.

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, August 1, 2018.

“Stock Price” has the meaning specified in Section 4.06(b).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Exchange or, if the Common Stock (or such other security) is not then listed on the Relevant Exchange, on the principal other market on which the Common Stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that, for purposes of determining Settlement Amounts due upon conversion only, “Trading Day” means a day on which (i) there is no Market

Disruption Event and (ii) trading in the Common Stock generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided, further, that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company for this purpose; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of the Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein and all terms defined in the Original Indenture (but not otherwise defined herein) have the meanings assigned to them therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3) “or” is not exclusive and “including” means “including without limitation”;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Supplemental Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6) all exhibits are incorporated by reference herein and expressly made a part of the Indenture;

(7) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” the Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by the Indenture or such provision, as the case may be; and

(8) any reference to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.02 and any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE II

THE SECURITIES

Section 2.01. Title and Terms; Payments.

There is hereby established pursuant to Sections 2.01 and 2.02 of the Original Indenture a series of Securities designated the “4.00% Convertible Senior Notes due 2018” initially limited in aggregate principal amount to $300,000,000 (as increased by the aggregate principal amount of any Additional Notes issued pursuant to this Section 2.01), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to this Indenture.

The principal amount of Notes then outstanding shall be payable at Stated Maturity.

Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The Company may, without the consent of the Holders of the Notes, hereafter issue additional notes (“Additional Notes”) under the Indenture having the same ranking and the same interest rate, maturity and other terms as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that no such Additional Notes shall be issued with the same CUSIP number unless they will be fungible with the Initial Notes for United States federal income tax and securities law purposes. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. Holders of such Additional Notes shall vote together with the Holders of the Notes as one class. In addition, the Company may, to the extent permitted by law, purchase Notes in the open market or by tender offer at any price or by private agreement. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (including as described above), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation in accordance with Section 2.10 of the Original Indenture. Any Notes repurchased by the Company or one of its Subsidiaries shall no longer be considered “outstanding” under the Indenture.

The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Exhibits A, B, C and D, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes. In the case of any conflict between any of such documents and the express provisions of the Indenture, such express provisions of the Indenture shall control.

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable (i) to Holders of Definitive Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Section 2.02. Book-Entry Provisions for Global Notes.

(a) The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary, and (ii) delivered to the Trustee as custodian for the Depositary.

(b) Definitive Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed by the Company within 90 days of such cessation, or (iii) an Event of Default has occurred and is continuing. Definitive Notes shall not be otherwise issuable. For the avoidance of doubt, this Section 2.02 supersedes the provisions of Section 2.15 of the Original Indenture to the extent inconsistent therewith.

Section 2.03. Reporting Requirement.

The Company shall deliver to the Trustee within 15 days after the same is required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a). Any quarterly or annual report or other information, document or other report that the Company files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act on the SEC’s EDGAR system shall be deemed to constitute delivery of such filing to the Trustee as of the time of such filing. The Trustee does not have the duty to review such information, documents or reports, is not considered to have notice of the content of such information, documents or reports and does not have a duty to verify the accuracy of such information, documents or reports.

ARTICLE III

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 3.01. Repurchase at Option of Holders Upon a Fundamental Change.

(a) Generally. If a Fundamental Change occurs at any time prior to Stated Maturity, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to repurchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date specified by the Company that is not less than 20 nor more than 35 Business Days after the date of delivery of the Fundamental Change Company Notice (such specified date of repurchase, the “Fundamental Change Repurchase Date”), at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest thereon, including any Additional Interest, to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”); provided, however, that if a Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall instead pay the full amount of accrued and unpaid interest, including any Additional Interest, payable on such Interest Payment Date to the Holders of record as of the corresponding Regular Record Date and the “Fundamental Change Repurchase Price” shall be equal to 100% of the principal amount of the Notes subject to repurchase pursuant to this Article III and shall not include any accrued and unpaid interest, including any Additional Interest. The requirement for the Company to repurchase any Notes on the Fundamental Change Repurchase Date shall be subject to extension to comply with applicable law.

Repurchases of Notes under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)	delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto, if the Notes are Definitive Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Notes, if the Notes are not Definitive Notes, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)	delivery of the Notes, in the case of Definitive Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(i)	if such Notes are Definitive Notes, the certificate numbers of such Notes to be repurchased;

(ii)	the portion of the principal amount of such Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)	that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Notes are not Definitive Notes, the Fundamental Change Repurchase Notice must comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

Notwithstanding the foregoing, the Company shall not be required to repurchase the Notes in accordance with this Section 3.01 if a third party makes a Fundamental Change repurchase offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Article III and purchases all Notes validly tendered and not withdrawn under such Fundamental Change repurchase offer.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(b) Fundamental Change Company Notice. On or before the 15th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the resulting repurchase right. Such Fundamental Change Company Notice shall be given pursuant to 12.02 of the Original Indenture, in the case of any Global Notes, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release, publish such information through a public medium customary for such press releases and make the Fundamental Change Company Notice available on its website.

Each Fundamental Change Company Notice shall specify:

(i)	the events causing a Fundamental Change;

(ii)	whether such Fundamental Change is a Make-Whole Fundamental Change, in which case the provisions set forth in Section 4.06 shall be applicable;

(iii)	the date of the occurrence of the Fundamental Change;

(iv)	the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article III;

(v)	the Fundamental Change Repurchase Price;

(vi)	the Fundamental Change Repurchase Date;

(vii)	the name and address of the Paying Agent and the Conversion Agent, if applicable;

(viii)	the Conversion Rate and any adjustments to the Conversion Rate;

(ix)	that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of the Indenture; and

(x)	the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.01.

(c) No Payment During Events of Default. There shall be no repurchase of any Notes pursuant to this Section 3.01 if there has occurred and is continuing an Event of Default with respect to the Notes (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price of the Notes). The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Repurchase Price with respect to the Notes) and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancelation, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02. Effect of Fundamental Change Repurchase Notice.

Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 3.01 hereof, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03 hereof) thereafter be entitled to receive solely the Fundamental Change Repurchase Price in money or securities with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01 hereof.

Section 3.03. Withdrawal of Fundamental Change Repurchase Notice.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)	the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(ii)	if Definitive Notes have been issued, the certificate numbers of the withdrawn Notes; and

(iii)	the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of an integral multiple of $1,000;

provided, however, that if such Notes are not Definitive Notes, the notice must comply with appropriate procedures of the Depositary.

The Paying Agent shall promptly return to the respective Holders thereof any Definitive Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04. Deposit of Fundamental Change Repurchase Price.

Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent has paid or holds on the Business Day following the Fundamental Change Repurchase Date money or securities sufficient to pay the Fundamental Change Repurchase Price of the Notes for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes shall cease to be outstanding and interest (including Additional Interest, if any) shall cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Repurchase Price and previously accrued and unpaid interest (including Additional Interest, if any) upon delivery or book-entry transfer of such Notes).

Section 3.05. Notes Repurchased in Whole or in Part.

Any Note that is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.06. Covenant to Comply With Applicable Laws Upon Repurchase of Notes.

In connection with any offer to repurchase Notes under Section 3.01 hereof, the Company shall (i) comply with the provisions of Rule 13e-4, Rule 14e-1 or any other tender offer rules under the Exchange Act, if applicable, (ii) file a Schedule TO or any successor or similar schedule under the Exchange Act, if required, and (iii) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase Notes upon a Fundamental Change under Section 3.01.

Section 3.07. Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, upon written request by the Company with wiring instructions, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE IV

CONVERSION

Section 4.01. Right to Convert.

(a) Subject to and upon compliance with the provisions of this Supplemental Indenture, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or an integral multiple of $1,000, at the Conversion Rate in effect on the Conversion Date for such Notes (subject to, and in accordance with, the settlement provisions of Section 4.02, the “Conversion Obligation”), (x) prior to the close of business on the Business Day immediately preceding August 1, 2017, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after August 1, 2017, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity irrespective of the conditions described in clauses (i) through (iv) below:

(i) Prior to the close of business on the Business Day immediately preceding August 1, 2017, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during any fiscal quarter (and only during such fiscal quarter) after the fiscal quarter ending on June 30, 2014 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter exceeds 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each fiscal quarter commencing after the fiscal quarter ending on June 30, 2014 whether the Notes are convertible as a result of the price of the Common Stock, and if the Company determines that the Notes are convertible in accordance with this Section 4.01(a)(i), the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee).

(ii) Prior to the close of business on the Business Day immediately preceding August 1, 2017, a Holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii)) for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day (the “Trading Price Condition”), subject to compliance with the procedures and conditions set forth in this Section 4.01(a)(ii) concerning the obligation to make a Trading Price determination, in which event the Trading Price Condition shall be met.

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii)) unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. Promptly following receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If, upon presentation of such reasonable evidence by the Holder, the Company does not cause the Bid Solicitation Agent to make such determination (or, if the Company is then acting as Bid Solicitation Agent, the Company does not make such determination), the Trading Price per $1,000 principal amount of the Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each day the Company does not make such determination or cause the Bid Solicitation Agent to make such determination.

If the Trading Price Condition has been met, the Company shall, as soon as practicable following the condition being met, so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such day, the Company shall so notify the holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) by the same mechanism.

(iii) If, prior to the close of business on the Business Day immediately preceding August 1, 2017, the Company elects to:

(A) distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution; or

(B) distribute to all or substantially all holders of Common Stock assets, securities or rights to purchase securities of the Company not otherwise covered by clause (A) above, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Company shall notify the Holders of the Notes at least 70 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Notes for conversion at any time from, and including, the date the Company mails such notice until the earlier of the close of business on the Business Day immediately preceding such Ex-Dividend Date or the date of the Company’s announcement that such distribution shall not take place, even if the Notes are not otherwise convertible at such time. No Holder may exercise its right to convert its Notes under the provisions of this Section 4.01(a)(iii) if such Holder otherwise may participate in any such distribution described above without conversion (based upon the Conversion Rate and upon the same terms as holders of the Common Stock).

(iv) Prior to the close of business on the Business Day immediately preceding August 1, 2017, if a transaction or event that constitutes a Fundamental Change (but without regard to the exclusion of transactions involving Publicly Traded Securities in the paragraph following clause (4) of that definition) or a Make-Whole Fundamental Change occurs, Holders may surrender Notes for conversion at any time from and after the 70th Scheduled Trading Day prior to the anticipated Effective Date of such transaction until the 45th day following the actual Effective Date of such transaction (or, if earlier and to the extent applicable, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date). The Company shall notify Holders of the anticipated Effective Date of the Fundamental Change or Make-Whole Fundamental Change, as the case may be, (i) as soon as practicable following the date the Company publicly announces such transaction or event but in no event less than 70 Scheduled Trading Days prior to the anticipated Effective Date of such transaction or event; or (ii) if the Company does not have knowledge of such transaction or event at least 70 Scheduled Trading Days prior to the anticipated Effective Date of such transaction or event, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction or event, but in no event later than the actual Effective Date of such transaction or event. The Company shall update its notice promptly if the anticipated Effective Date subsequently changes.

(b) Notwithstanding anything herein to the contrary, Holders may surrender all or any portion of their Notes for conversion at any time beginning on August 1, 2017, until the close of business on the second Scheduled Trading Day immediately preceding Stated Maturity irrespective of the conditions set forth in Section 4.01(a)

Section 4.02. Conversion Procedures.

(a) Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b) In order to exercise the conversion privilege with respect to any beneficial interest in a Global Note, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(c) and all transfer or similar taxes if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i) complete and manually sign the conversion notice provided on the back of the Note (the “Conversion Notice”), or a facsimile of the Conversion Notice;

(ii) deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay all transfer or similar taxes as set forth in Section 4.08; and

(v) pay the funds, if any, required under Section 4.03(d).

The date on which the Holder satisfies all of the applicable requirements set forth in this Section 4.02(b) with respect to a Note is the “Conversion Date” for such Note. The Conversion Agent shall, as promptly as possible, and in any event within two (2) Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(c) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Notes surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(d) In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion immediately prior to the close of business on the relevant Conversion Date; provided, however, that the person in whose name the certificate or certificates for the number of shares of Common Stock, if any, that shall be issuable upon such conversion in respect of any Trading Day during a Settlement Averaging Period, if applicable, shall become the holder of record of such shares of Common Stock as of the close of business on the last Trading Day of such Settlement Averaging Period.

(e) Upon the conversion of an interest in Global Notes, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Notes as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Note may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Article III hereof prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

Section 4.03. Settlement Upon Conversion.

(a) Upon conversion of any Note, except as set forth in Section 4.06 and Section 4.07, on the third Trading Day immediately following the last Trading Day of the relevant Settlement Averaging Period, the Company shall pay or deliver, as the case may be, to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 60 consecutive Trading Days during the related Settlement Averaging Period for such Note, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 4.03(d).

(b) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company or its designated agent promptly following the last day of the Settlement Averaging Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(c) Upon the conversion of any Notes, the Holder shall not be entitled to receive any separate cash payment for accrued and unpaid interest and Additional Interest, if any, except to the extent specified below. The Company’s payment or delivery, as the case may be, to the Holder of cash and, if applicable, Common Stock, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible shall be deemed to satisfy in full the Company’s obligation to pay (i) the principal amount of the Notes so converted and (ii) accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date shall be deemed, except to the extent specified below, to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are submitted for conversion after the close of business on a Regular Record Date for the payment of interest, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes submitted for conversion between the close of business on any Regular Record Date and the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the next Interest Payment Date on the principal amount of Notes so converted; provided that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, (ii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note or (iii) if the Notes are surrendered for conversion on or after the Regular Record Date immediately preceding Stated Maturity.

If the exceptions described in the immediately preceding sentence do not apply and a Holder surrenders its Notes for conversion on a date that is not an Interest Payment Date, such Holder shall not receive any interest for the period from the Interest Payment Date immediately preceding the date of conversion or for any later period. The Company shall pay interest and Additional Interest, if any, at Stated Maturity on all Notes converted after the Regular Record Date immediately preceding Stated Maturity, and converting Holders shall not be required to pay to the Company equivalent interest (and Additional Interest, if any) amounts.

(d) The Company shall not issue fractional shares of Common Stock upon conversion of Notes. If any fractional share of stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the last Trading Day of the relevant Settlement Averaging Period. If multiple Notes shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

Section 4.04. Adjustment of Conversion Rate.

The Conversion Rate shall be adjusted from time to time by the Company if any of the events set forth in this Section 4.04 occurs, without duplication, except that the Company shall not make any adjustment to the Conversion Rate if Holders of Notes participate, at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), and Section 4.04(d), as if such Holders held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder, without having to convert their Notes.

Except as set forth in this Section 4.04 and in Sections 4.06 and 4.12, the Company shall not adjust the Conversion Rate.

(a) If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR	=	CR0	×	OS
OS0

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split or share combination, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as the case may be; and

OS = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Any adjustment to the Conversion Rate pursuant to this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, or any share split or combination of the type described in this Section 4.04(a) is announced but the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of the Common Stock, as the case may be, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or such share split or combination had not been announced.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	×	OS0 + X
OS0 + Y

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution.

Any increase to the Conversion Rate pursuant to this Section 4.04(b) shall be made successively whenever any such rights, options, or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered pursuant to such rights, options or warrants, after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. To the extent such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred. For the purposes of this Section 4.04(b) and for the purpose of clause (A) of Section 4.01(a)(iii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on the exercise or conversion thereof, with the value of such consideration, if other than cash, as shall be determined by the Board of Directors.

(c) If the Company distributes shares of any class of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire shares of any class of Capital Stock or other securities of the Company, to all or substantially all holders of the Common Stock of the Company, excluding:

(i) dividends or distributions (including share splits) as to which an adjustment was effected pursuant to Section 4.04(a), Section 4.04(b) or Section 4.04(e);

(ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d); and

(iii) Spin-Offs as to which the provisions set forth in this Section 4.04(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	×	SP0
SP0 – FMV

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of the Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any increase to the Conversion Rate pursuant the preceding paragraph of this Section 4.04(c) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the

Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if the fair market value (as determined by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed with respect to one share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution is equal to or greater than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes held by such Holder, at the same time and upon the same terms as holders of the Common Stock, without having to convert its notes, the amount and kind of the shares of Capital Stock of the Company, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire shares of Capital Stock or other securities of the Company or other securities that such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If such distribution is not so paid or made, no such delivery of such Capital Stock, evidences of indebtedness, other assets, property or rights, options or warrants shall be made.

With respect to an adjustment to the Conversion Rate pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, where such Capital Stock is listed or quoted (or shall be listed or quoted upon consummation of the Spin-Off) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	×	FMV + MP0
MP0

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for the Spin-Off;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off;

FMV = the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for the Spin-Off (such period, the “Valuation Period”); and

MP0 = the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate pursuant to the preceding paragraph of this Section 4.04(c) shall be made immediately after the open of business on the day after the last Trading Day of the Valuation Period, but shall be given effect as of the open of business on the Ex-Dividend Date for the Spin-Off. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Settlement Averaging Period in respect of any conversion, references within this Section 4.04(c) to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected Conversion Rates and the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 consecutive Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 4.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, but excluding, the relevant Conversion Date. If such Spin-Off is not consummated, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Spin-Off had not been declared.

(d) If the Company makes or pays any cash dividend or distribution to all, or substantially all, holders of the outstanding Common Stock (other than a regular, quarterly cash dividend that does not exceed $0.15 per share (the “Initial Dividend Threshold”) and other than distributions pursuant to Section 4.04(e)), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	×	SP0 – T
SP0 – C

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T = the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular, quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero; and

C = the amount in cash per share the Company pays or distributes to all or substantially all holders of the Common Stock.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment to the Conversion Rate pursuant to this Section 4.04(d).

The adjustment to the Conversion Rate pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the relevant dividend or distribution. If any dividend or distribution described in this Section 4.04(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the amount in cash per share the Company pays or distributes to holders its Common Stock is equal to or greater than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution, in lieu of the foregoing adjustment, each Holder of a Note shall receive, in respect of each $1,000 principal amount of Notes held by such Holder, at the same time and upon the same terms as holders of the Common Stock, without having to convert its notes, the amount in cash per share such Holder would have received had such Holder already owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock (subject to the tender offer rules under the Exchange Act then applicable), if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR	=	CR0	×	AC + (SP × OS)
OS0 × SP

where

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR = the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP = the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate pursuant to this Section 4.04(e) shall be given effect at the open of business on the Trading Day next succeeding the Expiration Date. If the Trading Day next succeeding the Expiration Date is less than 10 consecutive Trading Days prior to, and including, the end of the Settlement Averaging Period in respect of any conversion, references in this Section 4.04(e) to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the affected Conversion Rates and the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as shall elapse from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Settlement Averaging Period. For purposes of determining the Conversion Rate, in respect of any conversion during the 10 consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date, references in this Section 4.04(e) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding, the relevant Conversion Date.

(f) The Company from time to time is permitted (but not required) to increase the Conversion Rate by any amount for any period of time of at least 20 Business Days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company. The Company may also (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or this 4.04(f), to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. The Company shall not take any action that would result in adjustment of the Conversion Rate, pursuant to Sections 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or this 4.04(f), in such a manner as to result in the reduction of the Conversion Price to less than the par value per share of the Common Stock. Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall, as soon as practicable following the adjustment, notify the Holders of the Notes.

(g) Adjustments to the Conversion Rate shall be calculated to the nearest 1/10,000th of a share. No adjustment to the Conversion Rate shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right, option or warrant to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12 hereof.

(h) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. As soon as practicable following the adjustment, the Company shall notify the Holders of the Notes of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(i) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(j) Notwithstanding anything to the contrary in this Article IV, no adjustment to the Conversion Rate shall be made:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Notes were first issued;

(iv) solely for a change in the par value of the Common Stock; or

(v) for accrued and unpaid interest and Additional Interest, if any, on the Notes.

(k) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company shall carry forward and take into account in any future adjustment any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any required purchases of Notes in connection with a Fundamental Change, (ii) upon any Conversion Date of Notes and (iii) on each Trading Day of any Settlement Averaging Period.

(l) If:

(i) the Company is required to satisfy its Conversion Obligation through delivery of a combination of cash and Common Stock and shares of Common Stock are deliverable to settle the Daily Settlement Amount for a given Trading Day within the Settlement Averaging Period applicable to Notes that a Holder has converted,

(ii) any distribution or transaction set forth in Section 4.04(a), Section 4.04(b), Section 4.04(c), Section 4.04(d) or Section 4.04(e) has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question, and

(iii) the shares of Common Stock the Holder shall receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then the Company shall adjust the number of shares that it delivers to the Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Section 4.05. Adjustments of Prices.

Whenever any provision of the Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs of the Common Stock, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including a Settlement Averaging Period and the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs of the Common Stock, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

Section 4.06. Increase in Conversion Rate Upon a Make-Whole Fundamental Change.

(a) If and only to the extent that a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change the Effective Date of which occurs prior to Stated Maturity, the Company shall increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as set forth in this Section 4.06. A conversion of Notes by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent on or subsequent to the Effective Date of the Make-Whole Fundamental Change and prior to the 45th day following the Effective Date of the Make-Whole Fundamental Change (or if earlier, and to the extent applicable, the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date as specified in the Fundamental Change Company Notice).

(b) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of the Make-Whole Fundamental Change and the price (the “Stock Price”) paid or deemed to be paid per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (3) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Days prior to, but not including, the Effective Date of such Make-Whole Fundamental Change.

The exact Stock Price and Effective Date may not be set forth in the table in Schedule A, in which case, if the Stock Price is:

(i)	between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)	more than $12.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

(iii)	less than $7.97 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (c) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate, as increased by any Additional Shares applicable, exceed 125.4705 per $1,000 principal amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.

(c) The Stock Prices set forth in the first row of the table in Schedule A hereto (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted, as set forth in Section 4.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table in Schedule A hereto shall be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 4.04.

(d) The Company shall notify the Holders of Notes of the anticipated Effective Date of any Make-Whole Fundamental Change by issuing a press release (and shall make the press release available on the Company’s website) announcing such anticipated Effective Date as soon as practicable and in any event no later than one Business Day after the Effective Date of such Make-Whole Fundamental Change.

(e) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes, based on the Conversion Rate as increased to reflect the Additional Shares pursuant to the table set forth in Schedule A hereto, in accordance with Section 4.03; provided, however, that if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (3) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

Section 4.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the event of:

(i) any reclassification of the Common Stock;

(ii) a consolidation, merger, combination or binding share exchange involving the Company; or

(iii) a sale or conveyance to another Person of all or substantially all of the Company’s property and assets;

in each case, as a result of which the outstanding Common Stock would be converted into, or exchanged for shares of stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of Notes shall be changed into the right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive (the “Reference Property”) upon such transaction; provided that, at and after the effective time of any such Merger Event, (i) any amount otherwise payable in cash upon conversion of the Notes as set forth under Section 4.03 shall continue to be payable in cash, (ii) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes under Section 4.03, if any, shall be instead deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of Common Stock would have received in such Merger Event.

For purposes of the foregoing, the Reference Property that a holder of Common Stock would have been entitled to in the case of reclassifications, consolidations, mergers, combinations, binding share exchanges, sales or transfers of assets or other transactions that cause the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders of the weighted average as soon as practicable after such determination is made. If the holders of Common Stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to

Section 4.06), multiplied by the price paid per share of Common Stock in such transaction and (y) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date.

(b) The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 4.07.

(c) The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

(d) In connection with any Merger Event, the Initial Dividend Threshold shall be subject to adjustment as described in clause (i), clause (ii) or clause (iii) below, as the case may be.

(i) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of shares of common stock (the “Merger Common Stock”), the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, divided by (y) the number of shares of Merger Common Stock that a holder of one share of Common Stock would receive in such Merger Event (such quotient rounded down to the nearest cent).

(ii) In the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed in part of shares of Merger Common Stock, the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to (x) the Initial Dividend Threshold immediately prior to the effective time of such Merger Event, multiplied by (y) the Merger Valuation Percentage for such Merger Event (such product rounded down to the nearest cent).

(iii) For the avoidance of doubt, in the case of a Merger Event in which the Reference Property (determined, as appropriate, pursuant to subsection (a) above and excluding any dissenters’ appraisal rights) is composed entirely of consideration other than shares of common stock, the Initial Dividend Threshold at and after the effective time of such Merger Event shall be equal to zero.

Section 4.08. Taxes on Shares Issued.

The Company shall pay any documentary, stamp or similar issue or transfer tax due on any issuance or delivery of shares of Common Stock upon conversion of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that any such shares of Common Stock be issued in a name other than that of the Holder of the Notes converted, then such tax shall be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.

The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (including the maximum increase in the Conversion Rate in connection with a Make-Whole Fundamental Change and assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10. Responsibility of Trustee.

The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IV. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.11. Notice to Holders Prior to Certain Actions.

In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 4.04; or

(b) the Company shall authorize the granting to the holders of all or substantially all of the Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.12 hereof; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at such Holder’s address appearing on a list of Holders of Notes, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up; provided, that any notice required under this Section 4.11 in respect of any regular cash dividend consistent in amount with the Company’s historical practice may be made through the issuance of a press release containing the stipulated information rather than through the procedures otherwise provided for in this Section 4.11.

Section 4.12. Stockholder Rights Plan.

Each share of Common Stock issued upon conversion of Notes pursuant to this Article IV shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company in effect at the time of such conversion, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all or substantially all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, or other of the Company’s assets or property, rights, options or warrants as set forth in Section 4.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE V

REMEDIES

Section 5.01. Events of Default.

The Notes shall not be subject to Section 6.01 of the Original Indenture. In lieu thereof, the Notes shall be subject to the following provisions of Section 5.01 of this Supplemental Indenture. All references in the Original Indenture to Section 6.01 thereof and the provisions thereof, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 5.01 and the provisions herein.

An “Event of Default” on the Notes occurs if, voluntarily or involuntarily, whether by operation of law or otherwise, any of the following shall occur:

(a) failure by the Company to pay principal on any Note when due;

(b) failure by the Company to pay any interest, including any Additional Interest, on any Note when due if such failure continues for 30 days;

(c) failure by the Company to perform any other agreement required of the Company in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (a), (b), (d), (e), (f) or (g) in this definition hereof) if such failure continues for 60 days after notice is given in accordance with the notice provisions in this Section 5.01;

(d) failure by the Company to pay the Fundamental Change Repurchase Price of any Note when due;

(e) failure by the Company to comply with its obligation to convert the Notes into cash and, if applicable, shares of Common Stock in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article IV hereof;

(f) failure by the Company to provide a timely Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate transaction pursuant to Section 4.01(a)(iii) or Section 4.01(a)(iv), in each case, in accordance with the Indenture, and, in each case, such failure continues for a period of five Business Days;

(g) failure by the Company to comply with its obligations under Article IX;

(h) Indebtedness for money borrowed by the Company or one of its Significant Subsidiaries (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) whether such Indebtedness now exists or shall hereafter be created, in an aggregate outstanding principal amount in excess of $25 million is not paid at final maturity or upon acceleration and such Indebtedness is not discharged, or such acceleration is not cured or rescinded, within 60 days after written notice as provided in this Section 5.01;

(i) the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $25 million, if the judgments are not paid, discharged or stayed within 30 days;

(j) the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its Property, or

(iv) makes a general assignment for the benefit of its creditors; or

(k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Subsidiary that is a Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) as debtor in an involuntary case,

(ii) appoints a Custodian of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) or a Custodian for all or substantially all of the Property of the Company, or

(iii) orders the liquidation of the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary), and the order or decree remains unstayed and in effect for 60 days.

A Default as set forth in subclause (c) or (h) above shall not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to Article Five of the Original Indenture (as modified by Article IX of this Supplemental Indenture)) the Company does not cure the Default within 60 days after written notice is given. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 5.02. Additional Interest.

Notwithstanding any provisions of the Indenture to the contrary, the Company may elect, at its option, that the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to file reports in accordance with Section 2.03 of this Supplemental Indenture (in either case, a “Filing Failure”), shall for the first one hundred eighty (180) days following the occurrence of such Event of Default (the “Extension Period”) consist exclusively of the right of Holders to receive additional interest on the Notes accruing at the rate of (x) 0.25% per annum of the aggregate principal amount of Notes that are then outstanding for each day during the 90-day period beginning on, and including, the occurrence of such an Event of Default during which such Event of Default is continuing and (y) 0.50% per annum of the aggregate principal amount of the Notes that are then outstanding for each day during the 90-day period beginning on, and including, the 91st day following, and including, the occurrence of such an Event of Default during which such Event of Default is continuing, on the terms and in the manner set forth in this Section 5.02 (“Additional Interest”).

Any Additional Interest shall be paid at the same times and in the same manner as regular interest shall be paid in accordance with Section 2.01. Additional Interest shall accrue on the Notes that are then outstanding from the first day of the Event of Default to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is one hundred eighty (180) days after the occurrence of the Event of Default. In order to elect to pay Additional Interest as the sole remedy during the first one hundred eighty (180) days after the occurrence of an Event of Default described in the preceding sentence, the Company must give written notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the occurrence of such Event of Default. Upon the failure to timely give all Holders, the Trustee and the Paying Agent notice of such election or to pay such Additional Interest on a timely basis after electing to do so, the Notes shall be subject to immediate acceleration as provided in Section 6.02 of the Original Indenture. On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02 of the Original Indenture. Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Notes shall be subject to acceleration for such additional Filing Failure at the end of the Extension Period for the first Filing Failure to the extent it has not been remedied before the end of the first Extension Period; provided, however, that to the extent the Company has agreed to pay Additional Interest as to such additional Filing Failure, and the first Filing Failure has been remedied before the end of the first Extension Period, the Notes shall not be subject to acceleration until the end of the additional Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple overlapping Filing Failures, the aggregate amount of all Additional Interest paid in a year shall not exceed 0.50% per annum of the aggregate principal amount of the Notes that are outstanding as of the beginning of such year. This Section 5.02 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.02 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.02, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.

Section 5.03. Acceleration.

References in Section 6.02 of the Original Indenture to subclauses (5) or (6) of Section 6.01 shall be replaced by reference to subclauses (j) or (k) of Section 5.01 of this Supplemental Indenture for purposes of the Notes.

Section 5.04. Limitation on Suits.

References in clause (2) of Section 6.06 of the Original Indenture to “a majority” shall be replaced with “25%” for purposes of the Notes. In addition, the limitations on suits do not apply to a suit instituted by a Holder of the Notes for the enforcement of payment of the principal of or interest (including Additional Interest) on any Note or payment or delivery, as the case may be, of the consideration due upon conversion of any Note, on or after the applicable due date or the right to convert the Note in accordance with the Indenture.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Supplemental Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, shall not be impaired or affected without the consent of such Holder.

Section 5.05. Collection Suit by Trustee.

References in Section 6.08 of the Original Indenture to subclauses (1) or (2) of Section 6.01 shall be replaced by references to subclauses (a) or (b) of Section 5.01 of this Supplemental Indenture for purposes of the Notes.

ARTICLE VI

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of the Supplemental Indenture.

(a) The satisfaction and discharge provisions set forth in this Section 6.01 shall, with respect to the Notes, supersede in their entirety those in Section 8.01 of the Original Indenture, and all references in the Original Indenture to Section 8.01 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 6.01 and the satisfaction and discharge provisions set forth in this Section 6.01, respectively. When (i) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (ii) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Repurchase Date or following the last day of the applicable Settlement Averaging Period upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash funds and shares of Common Stock, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Notes to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders of the Notes, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 7.02(b) of the Original Indenture and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture; the Company, however, hereby agrees to reimburse the

Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Notes.

ARTICLE VII

SUPPLEMENTAL INDENTURES

Section 7.01. Amendments or Supplements Without Consent of Holders.

(a) In addition to any permitted amendment or supplement to the Indenture pursuant to Section 10.01 of the Original Indenture, the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes:

(i) to add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(ii) to appoint a successor trustee with respect to the Notes; or

(iii) to provide for the assumption by a Successor of the Company’s obligations under the Indenture as described under Section 5.01 of the Original Indenture or Section 4.07 of this Supplemental Indenture, including to provide for the adjustments to the Conversion Rate as set forth in Section 4.07 of this Supplemental Indenture.

(b) The below specified subclauses of Section 10.01 of the Original Indenture shall be modified in their application to the Notes as follows:

(i) the phrase “in this Indenture or the Notes in a manner that does not adversely affect to a material extent the rights of any Holder” shall be added after “cure any ambiguity, omission, defect or inconsistency” in subclause (1) of Section 10.01 of the Original Indenture; and

(ii) in applying subclause (11) of Section 10.01 of the Original Indenture to the Notes, the reference therein to the “final offering memorandum” shall be deemed to be to the prospectus dated June 21, 2013, as supplemented by the Supplemental Prospectus dated February 6, 2014 with respect to the Notes.

Section 7.02. Amendments, Supplements or Waivers With Consent of Holders.

The Company and the Trustee may amend the Indenture with respect to the Notes as provided in Section 10.02 of the Original Indenture. Notwithstanding the foregoing provision and in addition to the provisions of Section 10.01 of the Original Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver, including a waiver in relation to a past Event of Default, may:

(a) reduce the amount of principal payable upon acceleration of the maturity of the Notes; or

(b) change the maturity of the principal of, or interest on, any Note.

Subclause (3) of Section 10.02 of the Original Indenture shall be amended and restated in its entirety for purposes of the Notes as follows: “(a) reduce the principal amount of any Note, (b) extend Stated Maturity or (c) modify the provisions with respect to the repurchase right of the Holders upon a Fundamental Change (including, without limitation, the Fundamental Change Repurchase Price) in a manner adverse to Holders.” In addition, the following language shall be added to the end of subclause (7) of Section 10.02 of the Original Indenture for purposes of the Notes: “except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder of Notes”.

For the avoidance of doubt, the above-referenced provisions shall be deemed included in the cross reference to clauses (1) through (9) of Section 10.02 of the Original Indenture found in Section 10.04 of the Original Indenture.

Section 7.03. Notice of Amendment or Supplement.

After any amendment or supplement to the Indenture or the Notes becomes effective, the Company shall provide to Holders, pursuant to the procedures set forth in Section 12.02 of the Original Indenture, a notice briefly describing such amendment or supplement and shall make such notice available on the Company’s website; provided that any failure to give such notice to all the Holders, or any defect in such notice, shall not impair or affect the validity of such amendment or supplement.

ARTICLE VIII

INAPPLICABLE PROVISIONS OF THE ORIGINAL INDENTURE

Section 8.01. Redemption.

The provisions of Article Three of the Original Indenture shall not apply to the Notes.

ARTICLE IX

SUCCESSOR CORPORATION

Section 9.01. When Company May Merge, etc. The Notes shall be subject to Article Five of the Original Indenture; provided that the words “or other legal entity” in clause (2) thereof shall be deleted for purposes of the Notes. The penultimate paragraph of Section 5.01 of the Original Indenture shall not apply to the Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01. Governing Law.

THIS SUPPLEMENTAL INDENTURE AND EACH OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 10.02. Payments on Business Days.

If the Company is required to make any payment on the Notes on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day. The payment made on the next Business Day shall be treated as though it was paid on the original due date and no interest on such payment shall accrue for the additional period of time.

Section 10.03. No Security Interest Created.

Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 10.04. Trust Indenture Act.

This Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof or the Original Indenture that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 10.05. Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 10.06. Calculations.

The Company and its agents shall be responsible for making all calculations called for under this Supplemental Indenture and the Notes. These calculations include, but are not limited to, determinations of any Last Reported Sale Prices of the Common Stock, the Daily VWAPs of the Common Stock, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and the Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent shall be responsible for making any calculations for determining amounts to be paid or for monitoring any stock price.

Section 10.07. Table of Contents, Headings, Etc.

The table of contents and the titles and headings of the articles and sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.08. Execution in Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 10.09. Severability.

In the event any provision of this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 10.10. Trustee Disclaimer.

The Trustee shall not be responsible for the validity or sufficiency of this Supplemental Indenture, nor for the recitals contained herein, all of which are taken to be statements of the Company.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

PDL BIOPHARMA, INC.

By:
Name:
Title:

[Trustee Signature Follows]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

SCHEDULE A

The following table sets forth the number of Additional Shares, if any, by which the Conversion Rate shall be increased per $1,000 initial principal amount of Notes pursuant to Section 4.06 of this Supplemental Indenture for each Stock Price and Effective Date set forth below.

Effective Date of Fundamental Change	Stock Price
	$7.97	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50	$12.00	$12.50
February 12, 2014	16.3657	12.1141	8.8611	6.2316	4.1370	2.5076	1.2945	0.4739	0.0433	0.0000
February 1, 2015	16.3657	12.8592	9.5898	6.9903	4.9276	3.2306	1.6780	0.6389	0.0876	0.0000
February 1, 2016	16.3657	12.8602	9.3794	6.5105	3.9655	2.1200	0.9041	0.2065	0.0015	0.0000
February 1, 2017	16.3657	11.7807	7.9967	5.1120	3.0099	1.5849	0.7193	0.2992	0.0000	0.0000
February 1, 2018	16.3657	8.5423	2.0064	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sc. A-1

EXHIBIT A

[Form of Note]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Ex. A-1

PDL BIOPHARMA, INC.

4.00% Convertible Senior Note due 2018

No. [ ]	Initially $[ ]

CUSIP No. 69329Y AF1

PDL BioPharma, Inc., a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [            ] ($[            ]) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on August 1, 2018 unless earlier converted or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

Interest Payment Dates: February 1 and August 1, commencing August 1, 2014.

Regular Record Dates: January 15 and July 15.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of page intentionally left blank]

Ex. 2

IN WITNESS WHEREOF, PDL BIOPHARMA, INC. has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:

PDL BIOPHARMA, INC.

By:
Name:
Title:

Attest

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

Ex. 3

[FORM OF REVERSE OF NOTE]

PDL BIOPHARMA, INC.

4.00% Convertible Senior Note due 2018

This Note is one of a duly authorized issue of Securities of the Company (herein called the “Notes”), issued under an Indenture dated as of February 12, 2014, as amended and supplemented from time to time in accordance with the terms thereof (herein called the “Original Indenture”) and as further supplemented by the Supplemental Indenture dated as of February 12, 2014 (herein called the “Supplemental Indenture” and the Original Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to conditions specified in the Indenture.

1.	INTEREST

This Note shall bear interest at a rate of 4.00% per annum from February 12, 2014 or from the most recent date to which interest had been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2014, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest shall be payable at the option of the Company on the terms set forth in Section 5.02 of the within-mentioned Supplemental Indenture.

The Company shall pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of 4.00% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2.	MATURITY DATE

The Notes shall mature on August 1, 2018.

Ex. 4

3.	METHOD OF PAYMENT

The Company shall pay the principal of and interest on any Global Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Definitive Notes at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Registrar for the Notes without prior notice to the Holders thereof, and the Company may act as Paying Agent or Registrar for the Notes. Interest on any Definitive Notes shall be payable (i) to Holders of Definitive Notes having an aggregate principal amount of Notes of $5,000,000 or less, by check mailed to the Holders of such Notes at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Notes in excess of $5,000,000, either by check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

As provided in and subject to the provisions of the Indenture, the Company shall make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on Stated Maturity thereof, as the case may be, to the holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.	PAYING AGENT, REGISTRAR, CONVERSION AGENT.

Initially, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”) shall act as Paying Agent, Registrar and Conversion Act. The Issuer may change Paying Agent, Registrar or Conversion Agent without prior notice.

5.	NO REDEMPTION

This Note is not subject to redemption at the option of the Company and, for the avoidance of doubt, this Note is not subject to the provisions of Article Three of the Original Indenture.

6.	FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Ex. 5

7.	CONVERSION

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during periods and upon the occurrence of conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding August 1, 2018, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash up to the aggregate principal amount of the Notes to be converted and if applicable, shares of Common Stock, in respect of the remainder, if any, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

8.	SATISFACTION AND DISCHARGE

The provisions in Section 6.01 of the Supplemental Indenture supersede the entirety of Section 8.01 of the Original Indenture with respect to this Note.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

As provided in the Indenture and subject to limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

10.	DEFAULTS AND REMEDIES

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(j) or (k) of the Supplemental Indenture, the principal amount of, and interest on, all the Notes shall automatically become due and payable.

Ex. 6

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, any premium and interest on and any consideration due upon conversion of this Note at the time, place and rate, and in the coin and currency, herein prescribed.

11.	AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time outstanding.

The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

12	PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

13.	DEFINITIONS

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

14.	AUTHENTICATION

Unless the certificate of authentication hereon has been executed by the Trustee or an authenticating agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

15.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note and any claim, controversy or dispute arising under or related to this Note, for all purposes, shall be governed by, and construed in accordance with, the laws of the State of New York.

Ex. 7

16.	ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= as joint tenants with right of Survivorship and not as tenants in common), UGMA (= Uniform Gifts to Minors Act), CUST (= Custodian).

Additional abbreviations may also be used though not in the above list.

Ex. 8

SCHEDULE A

SCHEDULES OF EXCHANGES OF NOTES

PDL BIOPHARMA, INC.

4.00% Convertible Senior Notes due 2018

The initial principal amount of this Global Note is             DOLLARS ($[            ]). The following, exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following Each Increase of Decrease	Signature of Authorized Officer of Trustee

Ex. 9

EXHIBIT B

[Form of Notice of Conversion]

To:	PDL BioPharma, Inc.
The Bank of New York Mellon Trust Company, N.A., as Conversion Agent

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash up to the aggregate principal amount of the Notes to be converted and if applicable, shares of Common Stock in respect of the remainder, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*	Signature guaranteed by:

By:

*	This signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. B-1

Signature Guarantee

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

(Name)

(Address)

Please print Name and Address

(including zip code number)

Social Security or other Taxpayer

Identifying Number

Ex. B-2

EXHIBIT C

[Form of Fundamental Change Repurchase Notice]

To:	PDL BioPharma, Inc.

The Bank of New York Mellon Trust Company, N.A., as Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from PDL BioPharma, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Social Security or Other Taxpayer Identification Number

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

$            , 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Ex. C-1

EXHIBIT D

[Form of Assignment and Transfer]

For value received                                         hereby sell(s), assign(s) and transfer(s) unto                                                  (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                     to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*	Signature guaranteed by:

By:

*	his signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Ex. D-1